UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 20, 2013

Date of Report (Date of earliest event reported)

FORTRESS INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51426	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7226 Lee DeForest Drive, Suite 104
Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

(410) 423-7438
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Contract
Item 2.01.	Completion of Acquisition or Disposition of Assets
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

On May 20, 2013, VTC, L.L.C. (the “Purchaser”), a wholly owned subsidiary of Fortress International Group, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Purchaser agreed to acquire certain assets, and assume certain specified liabilities, from arvato digital services LLC (the “Seller”) related to Seller’s data center integration business (the “Data Center Business”) operated at its Round Rock, Texas facility. The purchase and sale of the assets and the other transactions contemplated by the Purchase Agreement are collectively referred to herein as the “Arvato Transaction.”

The purchase price paid by the Purchaser in connection with the Arvato Transaction is approximately $1,475,000, plus a purchase price adjustment consisting of the value of the purchased inventory and certain vendor prepaid amounts, less the value of the assumed liabilities and any customer prepaid amounts. A payment of $725,000 was paid in cash at closing, $375,000 was set aside in an escrow account for the purposes of satisfying any indemnification claims under the Purchase Agreement, and the balance of the purchase price will be paid on or before July 1, 2013.

The purchased assets include all inventory, furniture, fixtures, equipment, identified customer contracts, intellectual property (including certain proprietary software), and other assets used in the Data Center Business. The Company also offered employment to all employees of the Data Center Business and assumed the Seller’s lease at the Round Rock, Texas facility for the remaining term.

The Purchase Agreement also contains customary representations, warranties, covenants, and agreements between the parties, including, without limitation, confidentiality, non-solicitation, and non-competition restrictions applicable to the Seller, and agreements of limited reciprocal indemnification.

The Purchaser and the Seller also entered into a Transition Services Agreement and a Software License Agreement whereby the Purchaser will license the purchased proprietary software back to the Seller on a non-exclusive, perpetual, royalty-free basis, with certain territorial limitations.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the attached Purchase Agreement. Certain schedules and attachments to the Purchase Agreement have been omitted. The Company agrees to provide a copy of these schedules and attachments to the Securities and Exchange Commission upon request.

On May 21, 2013, the Company and its subsidiaries Innovative Power Systems, Inc. and the Purchaser (together with the Company, collectively, “Borrowers”), obtained a revolving credit facility (the “Credit Facility”) from Bridge Bank, National Association (“Lender”) pursuant to a Business Financing Agreement by and among Borrowers and Lender (the “Financing Agreement”). Borrowers’ obligations under the Credit Facility are joint and several. The obligations under the Credit Facility are secured by substantially all of Borrowers’ assets. The Company’s subsidiaries, Vortech, L.L.C., Total Site Solutions Arizona, LLC, and Alletag Builders, Inc. (collectively , “Guarantors”), guaranteed the obligations of Borrowers under the Credit Facility. The Guarantors’ obligations under their respective guaranty agreements are secured by substantially all of the Guarantors’ assets.

The maximum amount of the Credit Facility is $6,000,000. The Credit Facility is subject to a borrowing base of 80% of eligible accounts receivable, subject to customary exclusions and limitations. Borrowings under the Credit Facility will bear interest at (1) the greater of (a) the prime rate published by the Lender or (b) 3.25%, plus (2) 2.0% per annum. In addition to interest payable on the principal amount of indebtedness outstanding from time to time under the Credit Facility, Borrowers (a) paid a commitment fee of $30,000 to Lender and (b) are required to pay to Lender an annual fee of $30,000. The Credit Facility matures on May 21, 2015.

The Credit Facility requires that Borrowers’ maintain an asset coverage ratio of at least 1.5 to 1.0. The asset coverage ratio is determined by dividing the Borrowers’ unrestricted cash and eligible accounts receivable by the Borrowers’ obligations under the Credit Facility.

The Financing Agreement and ancillary documents include customary affirmative covenants for secured transactions of this type, including maintaining adequate books and records, periodic financial reporting, compliance with laws, maintenance of insurance, maintenance of assets, timely payment of taxes, and notice of adverse events. The Financing Agreement and ancillary documents include customary negative covenants, including incurrence of other indebtedness, mergers, consolidations and transfers of assets and liens on assets of Borrowers. The Financing Agreement and ancillary documents include customary events of default, including payment defaults, failure to perform or observe terms, covenants or agreements included in the Financing Agreement and ancillary documents, insolvency and bankruptcy defaults, judgment defaults, material adverse change defaults, and change of management defaults.

A copy of the Financing Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the attached Financing Agreement. Certain attachments to the Financing Agreement have been omitted. The Company agrees to provide a copy of these attachments to the Securities and Exchange Commission upon request.

In connection with the Credit Facility, the Company and Gerard J. Gallagher, the President and Chief Operating Officer of the Company, agreed to restructure the promissory note held by Mr. Gallagher by reducing the outstanding principal amount by approximately $307,000 to $1,900,000. The Amended and Restated Convertible Promissory Note, dated May 21, 2013, provided for an immediate payment of $900,000, eight quarterly principal payments of $25,000 beginning July 1, 2013, a principal payment of $100,000 on January 3, 2014, and the remaining outstanding balance due on July 1, 2015. All amounts due under the note are immediately due and payable upon the occurrence of a “change in control” of the Company (as defined in the promissory note) and the death of Mr. Gallagher. If the Company fails to pay any amount due under the promissory note within five days after the date due, the Company must pay Mr. Gallagher a late charge equal to 5% of the amount due and unpaid. The Company’s obligations under the promissory note held by Mr. Gallagher are subordinated to the Credit Facility obligations.

Upon an “event of default” (as defined in the promissory note) that the Company fails to cure within a period of 60 days following the date of such event of default, Mr. Gallagher will have the right to convert any amount equal to not less than $25,000 but up to an amount equal to the unpaid amount due under the promissory note into that number of shares of the Company’s common stock obtained by dividing the amount being converted by a conversion price equal to 125% of the fair market value per share of the Company’s common stock. For purposes of the promissory note, the fair market value of a share of the Company’s common stock equals the average of the high and low bid prices of the Company’s common stock reported daily on the OTCQB marketplace during the twenty day period ending on the date Mr. Gallagher elects to make such conversion. Notwithstanding these conversion rights, the aggregate number of shares of the Company’s common stock that may be issued as a result of converting amounts due under the promissory note upon an event of default may not exceed 12% of the issued and outstanding shares of the Company’s common stock as of the date Mr. Gallagher initially elects to make such conversion.

A copy of the Amended and Restated Convertible Promissory Note is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the attached Amended and Restated Convertible Promissory Note.

The Company and Mr. Gallagher also agreed to amend Mr. Gallagher’s employment agreement with the Company. The purpose of the amendment is to eliminate the automatic increase of Mr. Gallagher’s annual base salary by $100,000 to $175,000 effective January 3, 2013. A copy of the amendment to executive employment agreement is attached hereto as Exhibit 99.3 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the attached amendment to executive employment agreement.

Item 9.01.	Financial Statements and Exhibits.

2.1	Asset Purchase Agreement, effective as of May 20, 2013, by and between arvato digital services llc and VTC, L.L.C.
99.1	Business Financing Agreement, dated as of May 21, 2013, by and among Bridge Bank, National Association, Fortress International Group, Inc., Innovative Power Systems, Inc., and VTC, L.L.C.
99.2	Amended and Restated Convertible Promissory Note, dated May 21, 2013, issued by the Company to Gerard J. Gallagher.
99.3	Amendment to Executive Employment Agreement, effective as of May 21, 2013, between the Company and Gerard J. Gallagher.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INTERNATIONAL GROUP, INC.

By:	/s/ Anthony Angelini
Anthony Angelini
Chief Executive Officer

Date: May 24, 2013